EXHIBIT 4.9

December 5, 2006

«Name»

«Street»

«City», «State»  «Zip»

Re:  Conversion of Series A Convertible Preferred Stock

Gentlemen:

Reference is made to the “Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock” (the “Certificate”).  You are the registered owner of the number of shares of Think Partnership Inc. (the “Company”) Series A Preferred Stock (the “Preferred Stock”) stated below.  These shares of Preferred Stock are convertible into shares of our Common Stock at the rate of 500 shares of Common Stock, $.001 par value per share (“Common Stock”) for each share of Preferred Stock converted.  Upon conversion you would receive the number of shares of Common Stock (the “CCS”) stated in the “Agreement to Convert” paragraph below.

As an additional incentive for you to immediately exercise your conversion right for all, but not less than all, of your Preferred Stock pursuant to Section (3)(b) of the Certificate (“Conversion”), and also waiving any entitlement to accrued but unpaid dividends as of the date of this offer letter, the Company is offering to issue to you (the “Conversion Offer”) two new 5-year warrants to purchase, one at $3.05 per share and another at $4.00 per share, the additional number of shares of our Common Stock stated below (the “Conversion Warrants”).  The form of the Conversion Warrants is attached to this letter as Exhibit A.1  The Conversion Warrants will be delivered to you contemporaneously with the certificates representing the CCS.

This Conversion Offer shall expire at 5:00 PM New York City time on Friday, December 8, 2006, unless prior thereto the Company has received your executed Agreement to Convert.  The Conversion Offer is conditioned on the approval for listing of the shares subject to the Conversion Warrants by the American Stock Exchange (the “AMEX Approval”), which approval the Company will seek immediately after you accept the Conversion Offer.  Your Conversion shall be mandatory upon, and you shall submit your Conversion Notice (as defined in the Certificate) promptly after, receipt of the AMEX Approval.  We will issue your CCS and Conversion Warrants as quickly as possible following the AMEX Approval, receipt of the Conversion Notice and the expiration of sixty (60) days after the date you accept the Conversion Offer.  The penalty provisions of Section (3)(d)(v) of the Certificate shall not apply in these circumstances.

The Company is making this offer of, and will issue, Conversion Warrants in reliance upon the exemption from securities registration afforded by Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

Very truly yours,

Scott P. Mitchell

Chief Executive Officer

1  Exhibit A, the form of Conversion Warrants, is filed as exhibits 4.7 and 4.8.

AGREEMENT TO CONVERT

Pursuant to the above Conversion Offer to holders of Preferred Stock and in consideration of receipt of the Conversion Warrants for «No_Warrant» shares of Common Stock at $3.05 per share and «No_Warrant_2» at $4.00 per share, the undersigned (a) agrees to promptly submit the Conversion Notice and convert «No_PF» shares of Preferred Stock into «No_CCS» shares of Common Stock; (b) agrees that no further dividends shall be accrued or paid by the Company and, upon Conversion and receipt of the CCS and Conversion Warrants, waives and releases any and all claims to such dividends on the Preferred Stock as of the date of the Conversion Offer; (c) waives and releases any and all claims to any amounts due pursuant to Section (3)(d)(v) of the Certificate; and (d) acknowledges and agrees that the obligation to complete the Conversion is absolute and unconditional, excepting only AMEX Approval and the expiration of sixty (60) days from the date the Conversion Offer is accepted, on which date the Conversion shall occur.  As of the date of the Conversion, the undersigned makes and reaffirms to the Company, as applicable to the Conversion Warrants, the same representations and warranties previously given in Section 2 of the Securities Purchase Agreement dated as of March 20, 2006.

«Name»

By _______________________________________

Name ____________________________________

Title ______________________________________

Date:  December ____, 2006

December 11, 2006

«Name»

«Street»

«City», «State»  «Zip»

Re: Conversion of Series A Convertible Preferred Stock

Gentlemen:

Reference is made to the “Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock” (the “Certificate”). You are the registered owner of the number of shares of Think Partnership Inc. (the “Company”) Series A Preferred Stock (the “Preferred Stock”) stated below. These shares of Preferred Stock are convertible into shares of our Common Stock at the rate of 500 shares of Common Stock, $.001 par value per share (“Common Stock”) for each share of Preferred Stock converted. Upon conversion you would receive the number of shares of Common Stock (the “CCS”) stated in the “Agreement to Convert” paragraph below.

As an additional incentive for you to immediately exercise your conversion right for all, but not less than all, of your Preferred Stock pursuant to Section (3)(b) of the Certificate (“Conversion”), and also waiving any entitlement to accrued but unpaid dividends after December 8, 2006, the Company is offering to issue to you (the “Conversion Offer”) two new 5-year warrants to purchase, one at $3.05 per share and another at $4.00 per share, the additional number of shares of our Common Stock stated below (the “Conversion Warrants”). The form of the Conversion Warrants is attached to this letter as Exhibit A, provided that your Conversion Warrant will be modified to delete Section 1(d). The executed Conversion Warrants will be delivered to you contemporaneously with the certificates representing the CCS. 2  Attached as Exhibit B is a schedule of the number of shares subject to Conversion Warrants being offered to all holders of Preferred Stock.

This Conversion Offer shall expire at 5:00 PM Chicago time on Monday, December 11, 2006, unless prior thereto the Company has received a copy of this letter executed by you. The Conversion Offer and your agreement to convert is conditioned on the approval for listing of the shares subject to the Conversion Warrants by the American Stock Exchange (the “AMEX Approval”), which approval the Company will seek immediately after we receive a copy of this letter executed by you.  Subject to the conditions set forth herein, your Conversion shall be mandatory upon, and you shall submit your Conversion Notice (as defined in the Certificate) promptly after, receipt of the AMEX Approval. We will issue your CCS and Conversion Warrants as quickly as possible following the AMEX Approval, and receipt of the Conversion Notice. The penalty provisions of Section (3)(d)(v) of the Certificate shall apply as if a Conversion Notice is received on or after the date of AMEX Approval.

The Company is making this offer of, and will issue, Conversion Warrants in reliance upon the exemption from securities registration afforded by Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

Very truly yours,

Scott P. Mitchell

Chief Executive Officer

______________________

2  Exhibit B appears at the end of this Exhibit 4.9.

AGREEMENT TO CONVERT

Pursuant to the above Conversion Offer to holders of Preferred Stock and in consideration of receipt of the Conversion Warrants for «No Warrant» shares of Common Stock at $3.05 per share and «No_Warrant_2» at $4.00 per share, the undersigned (a) agrees to promptly submit the Conversion Notice and convert «No PF» shares of Preferred Stock into «No CCS» shares of Common Stock; (b) agrees that no further dividends shall be accrued or paid by the Company after December 11, 2006 and, upon Conversion and receipt of the CCS and Conversion Warrants, waives and releases any and all claims to such dividends on the Preferred Stock after December 11, 2006; (c) agrees that for purposes of Section (3)(d)(v) of the Certificate, the Conversion Notice shall not be deemed to be received by the Company earlier than the date of AMEX Approval; and (d) acknowledges and agrees that the obligation to complete the Conversion is absolute and unconditional, excepting only (1) AMEX Approval (2) receipt by the undersigned of all accrued but unpaid dividends on the Preferred Stock through December 11, 2006, (3) confirmation that each holder of Preferred Stock has irrevocably agreed to convert all shares of Preferred Stock held by such holder in consideration of the number of shares of Common Stock subject to Conversion Warrants as disclosed on the attached Exhibit B , on the same terms and conditions as set forth herein except that the warrants to be issued to such holders will be in the form of Exhibit A without modification .  The Company agrees not to amend the terms of any such agreements to convert.  As of the date of the Conversion, the undersigned makes and reaffirms to the Company, as applicable to the Conversion Warrants, the same representations and warranties previously given in Section 2 of the Securities Purchase Agreement dated as of March 20, 2006 (the “SPA”) and The Company warrants that no event or circumstance has occurred that would result in an adjustment to the Conversion Price (as defined in the Certificate) and further makes and reaffirms the representations and warranties previously made to the undersigned in Sections 3(a)-(j) in the SPA provided that for these purposes the term “Transaction Documents” shall be deemed to include this agreement, the Conversion Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this agreement .

«Name»

By _______________________________________

Name ____________________________________

Title ______________________________________

Date: December ____, 2006

December 12, 2006

«Name»

«Street»

«City», «State»  «Zip»

Re: Conversion of Series A Convertible Preferred Stock

Gentlemen:

Reference is made to the “Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock” (the “Certificate”). You are the registered owner of the number of shares of Think Partnership Inc. (the “Company”) Series A Preferred Stock (the “Preferred Stock”) stated below. These shares of Preferred Stock are convertible into shares of our Common Stock at the rate of 500 shares of Common Stock, $.001 par value per share (“Common Stock”) for each share of Preferred Stock converted. Upon conversion you would receive the number of shares of Common Stock (the “CCS”) stated in the “Agreement to Convert” paragraph below.

As consideration for you to (a) exercise, pursuant to Section (3)(b) of the Certificate (“Conversion”), your conversion right on the 62nd Day (as defined below) for all, and not less than all, of your shares of Preferred Stock; and (b) waive any entitlement to the payment of dividends on your Preferred Stock which accrue from and after the date hereof (it being understood that the waiver in this clause (b) shall not apply to the payment by the Company of any dividends which are accrued and unpaid on your shares of Preferred Stock as of such date), the Company is offering to issue to you (the “Conversion Offer”) two new 5-year warrants to purchase, one to purchase 693,144 shares of Common Stock at $3.05 per share and another to purchase 346,572 shares of Common Stock at $4.00 per share (collectively, the “Conversion Warrants”). The forms of the Conversion Warrants are attached to this letter as Exhibit A. The Conversion Warrants shall be executed and delivered by the Company on the date that AMEX Approval is received.

This Conversion Offer shall expire at 12:00 PM Chicago time on Wednesday, December 13, 2006, unless prior thereto the Company has received your executed Notice and Agreement to Convert.  The Conversion Offer is conditioned on (i) the approval for listing of the shares subject to the Conversion Warrants by the American Stock Exchange (the “AMEX Approval”), which approval the Company will seek immediately after you accept the Conversion Offer, and (ii) the Company causing all other holders of Preferred Stock to convert all their shares of Preferred Stock prior to the 62nd Day. Your Notice and Agreement to Convert may not be withdrawn, altered or amended in any way after signed by you and submitted to the Company and Conversion shall be mandatory upon AMEX Approval, provided that our agreements hereunder shall be null and void ab initio if AMEX Approval is not obtained by 5:00 PM New York City time on Friday, December 29, 2006 or the Company has not caused all other holders of Preferred Stock to convert all their shares of Preferred Stock prior to the 62nd Day. Assuming AMEX Approval is obtained, you shall submit your Conversion Notice (as defined in the Certificate) on the sixty-second (62nd) day after AMEX Approval is obtained (the “62nd Day”). We will issue you all of your CCS as quickly as possible following receipt of your Conversion Notice. The Company agrees to issue a press release no later than 9 a.m. New York City time on the business day immediately following receipt of your signature page hereto which discloses the material terms hereof, and such press release shall be subject to your approval.

The Company is making this offer of, and will issue, Conversion Warrants in reliance upon the exemption from securities registration afforded by Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

The Company acknowledges that your agreement to convert your shares of Preferred Stock pursuant hereto has been made by you independently of any other third party holder of the Company’s securities (including, without limitation, any other holders of Preferred Stock). Nothing contained herein, and no action taken by you pursuant hereto, shall be deemed to constitute you and any third party holder of the Company’s securities as a partnership, an association, a joint venture or any other kind of entity or group with respect to any matters, or create a presumption that you and any third party holder of the Company’s securities are in any way acting in concert or as a group with respect to any matters. The Company does not view you and any such third party holders as acting together or as a partnership, an association, a joint venture or any other kind of entity or group. The Company further acknowledges that (i) no third party holder of the Company’s securities has acted as agent for you in connection with you making your investment decision hereunder and (ii) you did not act as agent for any third party holder of the Company’s securities in them making any investment decision with respect to any Preferred Shares held by them. The Company further acknowledges that you have been represented by counsel in this matter and that your counsel solely represented you in this matter and not any other third party holder of the Company’s securities.  Any investment decision that may have been made by any third party holder of the Company’s securities was the result of negotiation between the Company and such third party holder and was as an independent investment decision made solely by them. To the extent that any third party holder of the Company’s securities is offered the same or similar terms and conditions as offered to you hereunder to convert any shares of Preferred Stock held by them or such offer is made pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of you, and would be solely for the convenience of the Company and not because it was required or requested to do so by you or any such third party holder.  By signing below, you acknowledge that the Company is entitled to make whatever agreement we may wish with any other holder of the Company’s securities (including, without limitation, any other holder of the Preferred Stock).

Very truly yours,

Scott P. Mitchell

Chief Executive Officer

NOTICE AND AGREEMENT TO CONVERT

Pursuant to the above Conversion Offer and in consideration of receipt of the Conversion Warrants for «NoWarrant» shares of Common Stock at $3.05 per share and for «No_Warrant_2» shares of Common Stock at $4.00 per share, the undersigned (a) agrees to submit the Conversion Notice on the 62nd Day and convert on the 62nd Day all, and not less than all, of its shares of Preferred Stock; (b) agrees that no further dividends shall be accrued on the Preferred Stock owned by the undersigned with respect to the period from and after the date hereof, and, upon Conversion and receipt of the shares of CCS and Conversion Warrants, waives and releases any and all claims to such dividends on its Preferred Stock as of such date (it being understood that the waiver and release in this clause (b) shall not apply to the payment of any dividends which are accrued and unpaid on the undersigned’s shares of Preferred Stock as of such date); (c) agrees that the obligation to complete the Conversion is absolute and unconditional, excepting only AMEX Approval, satisfaction of the 62nd Day and the Company causing all other holders of Preferred Stock to convert all their shares of Preferred Stock prior to the 62nd Day; (d) hereby gives notice to the Company that it is increasing the Maximum Percentage from 4.99% to 9.99% under the terms of the Certificate, which increase shall not be effective until the 61st day after the date set forth below; and (e) agrees that the earliest date on which the undersigned may demand registration pursuant to Section 8 of the Conversion Warrants is the 62nd Day. As of the dates of the undersigned’s acceptance of the Conversion Offer and AMEX Approval, the undersigned makes and reaffirms to the Company, as applicable and limited to the acceptance of the Conversion Offer and the Conversion Warrants, the same representations and warranties previously given in Section 2 of the Securities Purchase Agreement dated as of March 20, 2006.

«Name»

By _______________________________________

Name ____________________________________

Title ______________________________________

Date:  December 12, 2006

EXHIBIT B

Name and Title of Optionee	No. Shares Subject to $3.05 Warrant	Exercise Price	No. Shares Subject to $4.00 Warrant	Exercise Price
	693,144	$3.05	346,572	$4.00
Mac & Co CIBC Mellon	20,280	$3.05	10,140	$4.00
Calhoun & Co FFC City of Dearborn Policemen and Firemen Revised Retirement Systems	5,291	$3.05	2,646	$4.00
Calhoun & Co FFC City of Dearborn General Employees Retirement Systems	3,338	$3.05	1,669	$4.00
William Blair Small Cap Growth Fund	448,409	$3.05	224,205	$4.00
Booth & Co FFC Hartmarx Retirement Income Trust	6,802	$3.05	3,401	$4.00
Booth & Co FFC Rush University Medical Center Endowment Account	8,943	$3.05	4,472	$4.00
Booth & Co FFC Rush University Medical Center Pension and Retirement	10,770	$3.05	5,385	$4.00
J. Steven Emerson Inv. Act	37,788	$3.05	18,894	$4.00
Bear Stearns Sec. Corp. FBO J. Steven Emerson Roth IRA	125,958	$3.05	62,979	$4.00
Bear Stearns Sec. Corp. FBO J. Steven Emerson IRA Rollover II	214,128	$3.05	107,064	$4.00
Umbtru & Co FBO Oberweis Emerging Growth Fund	170,043	$3.05	85,022	$4.00
Umbtru & Co. FBO Oberweis Micro-Cap Fund	81,873	$3.05	40,937	$4.00
Fort Mason Master Fund, LP	165,556	$3.05	82,778	$4.00
Fort Mason Partners, LP	7,684	$3.05	3,842	$4.00